Exhibt 10.3

RESIGNATION

To the Board of Directors of
Accelerated Acquisitions XIX, Inc.
a Delaware corporation

The undersigned, being an officer and director of the above-named corporation, does hereby resign from President, Secretary, Treasurer, and shall remain a director of the corporation.

Said resignation is contingent and expressly conditioned upon (a) the sale of 23,500,000 shares of the Company's common shares to Amonra Omnia Inc. and (b) the appointment of successor directors and officers of the corporation.

Said resignation shall be effective on the date of the Closing of the transaction contemplated by the Subscription Agreements between the Company and Amonra Omnia Inc. and, if the filing of an Information Statement pursuant to Section 14(F) of the Securities Exchange Act of 1934 and Rule 14F-1 promulgated thereunder ("Schedule 14F") is required to be filed, then ten days following the mailing of the Schedule 14F to the Company's stockholders.

Dated as of July 18, 2016

/s/ Timothy Neher
Timothy Neher